Exhibit 99.2

FSCT Settlement Employee FAQ

1.              What was announced?

•                  We have reached an agreement on amended transaction terms. Under these new terms, Advent will acquire Forescout for $29.00 per share. Advent has remained in partnership with Crosspoint Capital Partners as an advisor on this transaction.

•                  We continue to believe that Advent and Crosspoint Capital Partners are the right partners for Forescout, and that going private and partnering with Advent and Crosspoint Capital Partners as we transition our products and revenue model is the best path forward.

•                  This transaction represents a significant milestone for Forescout. It validates the work we’ve already done, and it means we can start building an exciting new chapter for our company.

•                  In connection with this agreement, we also announced that Greg Clark, Managing Partner at Crosspoint Capital Partners and former CEO of Symantec and Blue Coat, will join Forescout’s Board of Directors, effective July 20, 2020. In addition, Nick Noviello will serve in the newly-created role of Chief Operating Officer of Forescout, also effective July 20, 2020.

2.              What does it mean that the transaction was revised? What changed?

•                  Under the new terms of the transaction agreement, Advent will acquire Forescout for a new price of $29.00 per share.

•                  Once the transaction closes, we will be a privately held company. With the support of our new owners, we will build on our strengths and be more aggressive in transitioning our business model to subscription.

•                  We have an exciting vision, and we are confident this transaction will position us for long-term growth and success as we deliver the only solution that actively defends the Enterprise of Things at scale.

•                  We worked with Advent and Crosspoint Capital Partners through difficult circumstances to reach this agreement, which underscores their confidence in our mission and market opportunity.

3.              How did Forescout and Advent reach an agreement? Does this mean there will no longer be a trial?

•                  We worked with Advent and Crosspoint Capital Partners through difficult circumstances to reach this agreement, which underscores their confidence in our mission and market opportunity.

•                  There will be no trial, and we are pleased to have agreed upon a path forward together.

•                  With the support of our new owners, we will build on our strengths and be more aggressive in transitioning our business model to subscription.

•                  We have an exciting vision, and we are confident this transaction will position us for long-term growth and success as we deliver the only solution that actively defends the Enterprise of Things at scale.

4.              What does this mean for employees?

•                  This agreement represents a significant milestone for Forescout. It validates the work we’ve already done, and it means we can start building our exciting new chapter for our company.

•                  With the support of our new owners, we will build on our strengths and be more aggressive in transitioning our business model to subscription.

•                  We have an exciting vision, and we are confident this transaction will position us for long-term growth and success as we deliver the only solution that actively defends the Enterprise of Things at scale.

That said, until the transaction closes, we remain a public company.

5.              Is Advent still a good partner for Forescout?

•                  We continue to believe that Advent and Crosspoint Capital Partners are the right partners for Forescout, and that going private and partnering with Advent and Crosspoint Capital Partners as we transition our products and revenue model is the best path forward.

•                  Advent and Crosspoint Capital Partners remain confident in the long-term value creation opportunity at Forescout, and we look forward to further strengthening our market position and delivering world-class cybersecurity solutions to customers for many years to come.

6.              What role will Crosspoint Capital Partners play?

•                  Crosspoint Capital Partners remains in partnership with Advent as an advisor on this transaction.

•                  In connection with this agreement, Greg Clark, Managing Partner at Crosspoint Capital Partners and CEO of Symantec and Blue Coat, will join Forescout’s Board of Directors, effective July 20, 2020. Greg is a former customer of Forescout’s and passionate about our technology and opportunity.

•                  As the former CEO of Symantec and Blue Coat, Greg brings valuable operational experience in cybersecurity and infrastructure software.

7.              What leadership changes were announced in connection this agreement?

•                  In connection with this agreement, Greg Clark, Managing Partner at Crosspoint Capital Partners and former CEO at Symantec, will join Forescout’s Board of Directors, effective July 20, 2020.

•                  In addition, Nick Noviello, former Chief Financial Officer of Symantec and NetApp, will serve as Chief Operating Officer, effective July 20, 2020.

•                  Michael DeCesare will continue to lead Forescout as CEO and President.

8.              Why were Greg Clark and Nick Noviello selected to join the Board and serve as COO, respectively?

•                  Greg Clark is the former CEO of Symantec and Blue Coat and brings additional valuable operational experience in cybersecurity and infrastructure software. Greg has been a huge advocate of our technology and team since day one of our discussions, and he fiercely believes in our differentiation and market opportunity.

•                  Nick Noviello is a highly experienced executive in the technology and cybersecurity industries. As the former Chief Financial Officer of Symantec and NetApp, Nick is very familiar with Forescout and the market in which we operate.

•                  With Greg and Nick as part of our go-forward management team, we’ll be better positioned to move forward together more quickly and execute on our shared goals.

•                  We look forward to working with Greg and Nick to build on our strong track record of success and continue to deliver market leading solutions for our customers.

9.              If I own Forescout stock, does this mean I’ll now receive $29.00 per share instead of the $33.00 per share that was offered in the previous agreement?

•                  Yes. Under the new terms of the transaction agreement, Advent will acquire Forescout for $29.00 per share.

•                  We believe revising the terms of the previously announced transaction is the best path forward for Forescout because it removes the significant ongoing distraction of the pending litigation and delivers immediate and certain value to Forescout shareholders.

•                  The Board of Directors unanimously recommends that shareholders tender their shares in support of the transaction.

•                  We look forward to working with Advent and Crosspoint Capital Partners to complete the transaction and build our exciting next chapter.

10.       What is a tender offer? How do I tender my shares?

•                  A “tender offer” is an offer made by an entity directly to a company’s shareholders to purchase their stock for cash, stock or a combination of both.

•                  In this case, Advent is making the offer to purchase all shares of Forescout in cash for $29.00 per share.

•                  Shareholders will have the opportunity to “tender,” or sell, their stock within a stated time limit.

•                  Under the terms of the revised merger agreement, Advent will commence a tender offer on or before July 20, 2020, to acquire Forescout’s shares.

•                  Forescout’s Board of Directors has unanimously recommended that shareholders tender their shares.

11.       How will my stock options and RSUs be treated under the merger agreement if they have already vested? What about unvested RSUs and options?

•                  For employees with options and vested RSUs and PSUs, they will be paid out in cash in connection with the closing of the transaction, subject to tax withholding.

•                  For employees with unvested RSUs and PSUs, they will be converted into the right to receive an amount based on the closing price that will continue to vest according to the existing time-vesting schedule and will be paid in cash or stock, subject to tax withholding.

12.       Will the RSU vesting schedule between deal announcement and deal closure be affected?

•                  We do not expect any changes to RSU vesting schedules at this time.

13.       What are the next steps? When is the transaction expected to close?

•                  Under the terms of the revised merger agreement, Advent will commence a “tender offer” on or before July 20, 2020.  A tender offer is  a public offer inviting shareholders to sell their shares for the specified price.

•                  In our case, Advent is making an offer to purchase all shares of Forescout in cash for $29.00 per share. This tender offer process will allow us to complete the transaction quickly, as no shareholder vote is required to close.

•                  We expect the transaction to close in the third quarter of 2020.

•                  Until then, we remain a public company.

14.       Does this mean there will be layoffs? What is the opportunity to stay at Forescout?

•                  You are an important part of Forescout’s success and your hard work and dedication have made this transaction possible. We are very grateful for your efforts during these challenging and unprecedented times.

•                  We will continue to operate our business with flexibility, making adjustments to our structure and team to meet the needs of our customers and in line with our strategy.

•                  Employment decisions will continue to be made under that criteria going forward, and we will keep you informed.

15.       What should I tell customers?

•                  Please reiterate that our customers remain our top priority and it is business as usual at Forescout.

•                  The revised agreement announced today has no impact to them.

•                  We are confident that this transaction will enable us to continue delivering for our customers, and we look forward to building this next chapter.

•                  Customers can expect to receive the same service and engagement from our team that they have come to expect.

16.       Who should I contact if I have further questions?

•                  Please contact your respective leaders if you have further questions.

•                  We are committed to keeping you informed as we have updates to share.

17.       What should I do if I am contacted by media, investors or other third parties about this announcement?

•                  If you are contacted by media or other third parties about today’s news, please forward all inquiries to Michelle Spolver (michelle.spolver@forescout.com) or Darren Milliken (darren.milliken@forescout.com).

Additional Information and Where to Find It

In connection with the proposed acquisition of Forescout Technologies, Inc. (“Forescout”), Advent International Corporation (“Advent”), through one or more affiliates, will commence a tender offer for all of the outstanding shares of Forescout. The tender offer has not commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Forescout. It is also not a substitute for the tender offer materials that Advent will file with the Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time that the tender offer is commenced, Advent will file tender offer materials on Schedule TO with the SEC, and Forescout will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY FORESCOUT’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer materials and the solicitation/recommendation statement will be made available to Forescout’s stockholders free of charge. A free copy of the tender offer materials and the solicitation/recommendation statement will also be made available to Forescout’s stockholders by visiting Forescout’s website (www.forescout.com). In addition, the tender offer materials and the solicitation/recommendation statement (and all other documents filed by Forescout with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. FORESCOUT’S STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY ADVENT OR FORESCOUT WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, ADVENT AND FORESCOUT.

Forward-Looking Statements

This communication contains forward-looking statements, including statements regarding: Forescout and the proposed acquisition of Forescout by affiliates of Advent; the potential benefits of the proposed transaction; the anticipated timing of the proposed transaction; and Forescout’s plans, objectives, expectations, intentions, financial condition, results of operations and business. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of Forescout’s assumptions prove incorrect, Forescout’s actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the COVID-19 pandemic and related public health measures on Forescout’s business, customers, markets and the worldwide economy; Forescout’s pending transaction with affiliates of Advent, including the risk that the conditions to the closing of the transaction are not satisfied, including uncertainties as to how many of Forescout’s stockholders will tender their shares in the tender offer, or that the transaction is not consummated; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks related to the ability to realize the anticipated benefits of the pending transaction, including the possibility that the expected benefits will not be realized or will not be realized within the expected time periods; risks that the proposed transaction disrupts Forescout’s current plans and operations; risks that the proposed transaction will affect Forescout’s ability to retain or recruit employees; the risk that Forescout’s stock price may decline significantly if the proposed transaction is not completed; the evolution of the cyberthreat landscape facing enterprises in the United States and other countries; Forescout’s plans to attract new customers, retain existing customers and increase Forescout’s annual revenue; the development and delivery of new products; Forescout’s plans and expectations regarding software-as-a-service offerings; Forescout’s ability to execute on, integrate, and realize the benefits of any acquisitions; fluctuations in Forescout’s quarterly results of operations and other operating measures; increasing competition; new integrations to the Forescout platform; general economic, market and business conditions; and the risks described in the filings that Forescout makes with the SEC from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in Forescout’s Annual Report on Form 10-K, which was filed with the SEC on February 28, 2020, as amended by Amendment No. 1 on Form 10-K/A to Forescout’s Annual Report on Form 10-K, which was filed with the SEC on April 29, 2020, and which should be read in conjunction with Forescout’s financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of Forescout’s website at https://investors.Forescout.com. Additional information is set forth in Forescout’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which was filed with the SEC on May 11, 2020. All forward-looking statements in this communication are based on information available to Forescout as of the date hereof, and Forescout does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.